UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2017

NOODLES & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 13, 2017, the board of directors (the “Board”) of Noodles & Company (the “Company”) appointed Dave Boennighausen, 39, as the permanent Chief Executive Officer (“CEO”) of the Company, effective immediately. Also on June 13, 2017, Paul J.B. Murphy III, 62, was appointed a Class III director, filling a vacancy on the Board, and named as Executive Chairman of the Company. Mr. Murphy’s appointment will take effect on July 10, 2017, and, concurrently, Robert Hartnett will step down as non-executive Chairman of the Board but remain a director of the Company. The Board also appointed Susan Daggett, 56, Vice President of Finance at the Company, to be the interim Chief Financial Officer (“CFO”), effective immediately, to fill the vacancy created by Mr. Boennighausen’s appointment as permanent CEO.
Mr. Boennighausen served as the Company’s CFO from July 2012 through his appointment as CEO on June 13, 2017. He became a member of the Board in August 2015 and will remain a director. Mr. Boennighausen has held various roles at the Company, including Vice President of Finance and Executive Vice President of Finance, since joining the Company in 2004. He holds an MBA from the Stanford Graduate School of Business and received a BS in Finance and Marketing from Truman State University.
Mr. Murphy was appointed Del Taco Restaurants, Inc., Chief Executive Officer in February 2009 and will step down from that role in July 2017 before assuming his position as Executive Chairman of the Company. From 1996 to 2008, Mr. Murphy held various roles with Einstein Noah Restaurant Group, Inc., including serving as its President and Chief Executive Officer beginning in 2003. Mr. Murphy holds a Bachelor’s Degree in Religious Studies from Washington & Lee University.
On June 13, 2017, the Company entered into an employment agreement with Mr. Murphy (the “Murphy Agreement”) effective July 10, 2017. Pursuant to the Murphy Agreement, Mr. Murphy will receive a base salary of $550,000 per year and shall be eligible to receive an annual bonus of 50 percent of base salary upon achieving certain targeted goals that will be established by the Board. Additionally, Mr. Murphy is entitled to the following equity awards pursuant to the Company’s 2010 Stock Incentive Plan: (i) nonqualified stock options to purchase 100,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), that vest in in four ratable installments over four years subject to Mr. Murphy’s continued employment with the Company through the applicable vesting date; (ii) time-vesting restricted stock units with respect to 150,000 shares of Common Stock that vest in four ratable installments, subject to Mr. Murphy’s continued employment with the Company through the applicable vesting date; and (iii) performance-vesting restricted stock units with respect to 50,000 shares of Common Stock that vest upon achievement of certain performance conditions.
Under the Murphy Agreement, Mr. Murphy is also eligible for group insurance, retirement and vacation benefits that are available to the Company’s other executive employees and a payment to cover certain relocation expenses. If Mr. Murphy's employment is terminated by the Company without cause (as defined in the Murphy Agreement), he will be entitled to receive 12 months of continued base salary and Company-paid “COBRA” health continuation coverage, subject to his execution of a release of claims in favor of the Company. In addition, the Murphy Agreement prohibits Mr. Murphy from competing with the Company or soliciting its employees for twelve months following his termination of employment.
Mr. Murphy and the Company will also enter into the Company’s standard form of directors’ indemnification agreement, pursuant to which the Company agrees to indemnify its directors to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement.
Ms. Daggett has served as the Company’s Vice President of Finance since August 2016. She has extensive experience in the restaurant industry having served as Executive Vice President of Smiling Moose Franco, LLC, from March 2016 through July 2016, and President of Smiling Moose Deli Franchise Company from November 2013 to March 2016. Ms. Daggett was Owner and President of Nuthatch Hill Consulting, LLC, which focused on the retail and real estate industries, from January 2005 to October 2013. In connection with her appointment as interim CFO, the Company has provided Ms. Daggett with a letter pursuant to which the Company agrees to pay Ms. Daggett a nondiscretionary bonus of $8,333.00 a month, payable monthly, for the duration of her tenure as interim CFO. The nondiscretionary bonus Ms. Daggett will receive is in addition to the base salary she receives from the Company, which will remain unchanged.
The Company is commencing a search to consider both internal and external candidates for a permanent replacement for the role of CFO.

There are no family relationships between Mr. Boennighausen, Mr. Murphy, or Ms. Daggett and any director or executive officer of the Company, and they do not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.
The Company’s press release announcing these changes is furnished as Exhibit 99.1 to this Current Report on Form 8‑K.
The information furnished pursuant to Item 7.01 of this report, including the Press Release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release dated as of June 14, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ DAVE BOENNIGHAUSEN
Name:	Dave Boennighausen
Title:	Chief Executive Officer

DATED: June 14, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated as of June 14, 2017